AMENDED AND RESTATED NUTEX HEALTH INC.

2022 EQUITY INCENTIVE PLAN

Table of Contents

Page

SECTION 1 Establishment and Purpose.	15
(a) Purpose..	15
(b) Adoption and Term. ..	15
SECTION 2 Definitions.	15
SECTION 3 Administration.	19
(a) Committee of the Board of Directors. .	20
(b) Authority.	20
(c) Exchange Program..	20
(d) Delegation by the Committee.	20
(e) Indemnification. .	21
SECTION 4 Eligibility and Award Limitations.	21
(a) Award Eligibility. .	21
(b) Award Limitations.	21
SECTION 5 Stock Subject To The Plan.	21
(a) Shares Subject to the Plan. .	21
(b) Lapsed Awards.	21
SECTION 6 Terms And Conditions Of Stock Options.	22
(a) Power to Grant Options.	22
(b) Optionee to Have No Rights as a Stockholder. .	22
(c) Award Agreements.	22
(d) Vesting. :	22
(e) Exercise Price and Procedures.	23
(f) Effect of Termination of Service.:	23
(g) Limited Transferability of Options.	24
(h) Acceleration of Exercise Vesting.	24
(i) No Repricing.	24
(j) Modification, Extension, Cancellation and Regrant.	24
(k) Term of Option.	24
(l) Special Rules For Incentive Stock Options (“ISOs”). .	24
(m) Shareholder Rights. .	25
SECTION 7 Restricted Stock.	26
(a) Grant of Restricted Stock. .	26
(b) Establishment of Performance Criteria and Restrictions.	26
(c) Share Certificates and Transfer Restrictions. .	26
(d) Voting and Dividend Rights..	26
(e) Award Agreements. l.	26
(f) Time Vesting.	27
(g) Acceleration of Vesting. .	27
SECTION 8 Restricted Stock Units	27
(a) Grant..	27
(b) Vesting Criteria and Other Terms.	27
(c) Earning of Restricted Stock Units.	28
(d) Dividend Equivalents..	28
(e) Form and Timing of Payment..	28
(f) Cancellation. .	28
SECTION 9 Stock Appreciation Rights.	28
(a) Grant.	28
(b) Exercise and Payment. .	28
SECTION 10 Performance Units and Performance Shares.	29
(a) Grant of Performance Units/Shares.	29
(b) Value of Performance Units/Shares.	29
(c) Performance Objectives and Other Terms.	29
(d) Measurement of Performance Goals.	29
(e) Earning of Performance Units/Shares.	30
(f) Form and Timing of Payment of Performance Units/Shares.	30
(g) Cancellation of Performance Units/Shares. .	31
(h) Non-transferability.	31
SECTION 11 Tax Withholding.	31
(a) Tax Withholding for Options.	31
(b) Tax Withholding for Restricted Stock and Other Awards. .	31
SECTION 12 Adjustment of Shares and Representations.	31
(a) General.	31
(b) Mergers and Consolidations.	32
(c) Reservation of Rights. .	32
SECTION 13 Miscellaneous.	32
(a) Regulatory Approvals. .	32
(b) Strict Construction. .	33
(c) Choice of Law. .	33
(d) Compliance With Code Section 409A.	33
(e) Date of Grant.	33
(f) Conditions Upon Issuance of Shares.	33
(g) Clawback Provisions.	33
(h) Stockholder Approval.	34
SECTION 14 No Employment or Service Retention Rights.	34
SECTION 15 Duration and Amendments.	34
(a) Term of the Plan. .	34
(b) Right to Amend or Terminate the Plan.	34
(c) Effect of Amendment or Termination.	34
SECTION 16 Execution.	34

NUTEX HEALTH, INC. 2022 EQUITY INCENTIVE PLAN

SECTION 1  Establishment and Purpose.

(a)  Purpose. The purpose of the Plan is to promote the interests of Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation (the “Company”), and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Company and its subsidiaries, to increase their efforts to make the Company more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Company.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

(b)  Adoption and Term. The Plan has been approved by the Board of Directors (the “Board”) of the Company, and subject to the approval of a majority of the voting power of the stockholders of the Company, is effective [●], 2022. The Plan will remain in effect until terminated by action of the Board except as otherwise provided in Section 15..

SECTION 2  Definitions.

(a)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(b)  “Award” means the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units or Performance Shares made pursuant to the Plan.

(c)  “Award Agreement” means an agreement entered into by the Company and the Participant setting forth the terms applicable to an Award granted to the Participant under the Plan.

(d)  “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)  “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or adversely affects the Company's operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Company (other than due to a disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company; or (vi) any breach of any obligation or duty to the Company (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "Cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

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(f)  “Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity's securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (v) a liquidation or dissolution of the Company; or (vi) any similar event deemed by the Committee to constitute a Change in Control for purposes of the Plan. For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company's business, being controlled, directly or indirectly, by the same person or persons who controlled the Company, directly or indirectly, immediately before such transaction(s).

(g)  “Code” means the Internal Revenue Code of 1986, as amended.

(h)  “Committee” means the Compensation Committee of the Board of Directors or such other committee or individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 hereof.

(i)  “Common Stock” means the common stock of the Company.

(j)  “Company” means Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation and where applicable, its Subsidiaries.

(k)  “Consultant” means any person other than an Employee, engaged by the Company or Subsidiary to render services to such entity.

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(l)  “Date of Grant” means the date on which the Committee grants an Award pursuant to the Plan.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(n)  “Effective Date” means [●], 2022.

(o)  “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

(p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)  “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 12 or any action taken in connection with a Change in Control transaction or (ii) transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company's shareholders.

(r)  “Exercise Price” with respect to an Option, means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. In no event shall the Exercise Price of any Common Stock made the subject of an Option, be less than the Fair Market Value on the Date of Grant.

(s)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Common Stock is quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Committee deems reliable;

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(iii)  For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock; or

(iv)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board after taking into account such factors as the Board shall deem appropriate.

(t)  “Incentive Stock Option” or “ISO” means a stock option intended to satisfy the requirements of Section 422(b) of the Code.

(u)  “Nonstatutory Option” means a stock option not intended to satisfy the requirements of Section 422(b) of the Code.

(v)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)  “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Common Stock.

(x)  “Option Stock” means those shares of Common Stock made the subject of an Option granted pursuant to the Plan.

(y)  “Optionee” means an individual who is granted an Option.

(z)  “Outside Director” means a member of the Board of Directors who is not an Employee.

(aa)  “Participant” means a person who has an outstanding Award under the Plan. The term Participant also refers to an Optionee.

(bb)  “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

(cc)  “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine pursuant to Section 10.

(dd)  “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

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(ee)  “Plan” means this Amended and RestatedNutex Health, Inc. 2022 Equity Incentive Plan.

(ff)  “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's securities.

(gg)  “Repricing” means (i) reducing the exercise price of Nonqualified Stock Options, Incentive Stock Options, or Stock Appreciation Right (collectively, “Stock Rights”), (ii) cancel outstanding Stock Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original options or base price of stock appreciation rights, as applicable, (iii) cancel outstanding Stock Rights with an exercise price or base price, as applicable, that is less than the then current Fair Market Value of a Share in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted without stockholder approval.

(hh)  “Restricted Stock” means those shares of Common Stock made the subject of an Award granted under the Plan.

(ii)  “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)  “Service” means service as an Employee, Consultant or Outside Director.

(mm)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(nn)  “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 9 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

(oo)  “Subsidiary” means any Company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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SECTION 3  Administration.

(a)  Committee of the Board of Directors. The Plan may be administered by the Compensation Committee of the Board or such other Committee or individuals as appointed by the Board to administer the Plan. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authorities previously delegated to the Committee. If no Committee has been appointed, the entire Board shall administer the Plan.

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)  Authority. Subject to the terms and conditions of the Plan, the Committee shall have the sole discretionary authority:

(i)  to authorize the granting of Awards under the Plan;

(ii)  to select the Employees, Consultants or Outside Directors who are to be granted Awards under the Plan and to determine the conditions subject to such Awards;

(iii)  to construe and interpret the Plan;

(iv)  to determine Fair Market Value;

(v)  to establish and modify administrative rules for the Plan;

(vi)  to impose such conditions and restrictions with respect to the Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(vii)  to execute or cause to be executed Award Agreements; and

(viii)  generally, to exercise such power and perform such other acts in connection with the Plan and the Awards, and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Any person delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

(c)  Exchange Program. Notwithstanding anything in this Section 3, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company's shareholders.

(d)  Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan's qualification under Code Section 162(m), if applicable, or Rule 16b-3.

(e)  Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee, the Board, and any Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

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SECTION 4  Eligibility and Award Limitations.

(a)  Award Eligibility. Employees, Consultants, and Outside Directors shall be eligible for the grant of Awards under the Plan. Only Employees shall be eligible for the grant of Incentive Stock Options.

(b)  Award Limitations. The Company may apply limits on the grant of Awards during any fiscal year or any particular type or amount of Award.

SECTION 5  Stock Subject To The Plan.

(a)  Shares Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan immediately after the Effective Date is 5,000,000 Shares, subject to both increase under Section 5(b) and adjustment under Section 12 after the Effective Date (the “Share Reserve”); provided, however that the Share Reserve will increase on January 1st of each calendar year beginning on January 1, 2023 and ending on and including January 1, 2027 (each, an “Evergreen Date”), in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) such lesser number of shares of Common Stock as determined to be appropriate by the Committee in its sole discretion. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 5,000,000.

(b)  Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vested), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

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SECTION 6  Terms And Conditions Of Stock Options.

(a)  Power to Grant Options. Subject to the maximum per person share limitation in Section 4, the Committee may grant to such Employees or persons as the Committee may select, Options entitling the Optionee to purchase shares of Common Stock from the Company in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee, and as set forth in the Participant’s Option Award Agreement. Options granted under the Plan may be Nonstatutory Stock Options or Incentive Stock Options.

(b)  Optionee to Have No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.

(c)  Award Agreements. The terms of any Option shall be set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Optionee have executed an Award Agreement setting forth the grant and the terms and conditions of the Option.

(d)  Vesting. Unless a different vesting schedule is listed in an individual Award Agreement, the Shares subject to an Option granted under the Plan shall vest and become exercisable in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

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(e)  Exercise Price and Procedures.

(1)  Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(2)  Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires, and (ii) the last date on which such Option may be exercised as provided in paragraph (f) below.

(3)  Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws, (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion; (v) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.

(f)  Effect of Termination of Service. Subject to paragraph (k) below regarding Special Rules for Incentive Stock Options, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(1)  Termination of Employment for Reasons Other than Death, Disability or a Termination for Cause. Should Optionee’s Service with the Company cease for any reason other than death, Disability or a termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) 3 months following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(2)  Termination of Employment Due to Death or Disability. Should Optionee’s Service cease due to death or Disability, then each Option shall remain exercisable until the close of business on the earlier of (i) the 12 month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

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(3)  Termination for Cause. Should Optionee’s Service be terminated for Cause while his Option remains outstanding, each outstanding Option granted to Optionee (whether vested or unvested) shall terminate immediately and Optionee shall forfeit all rights with respect to such Award.

(g)  Limited Transferability of Options. An Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.

(h)  Acceleration of Exercise Vesting. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant, any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change of Control of the Company, the Committee, in its discretion may provide that Options shall become 100% vested and exercisable on the date of the Change of Control. Options shall also become 100% vested in the event Optionee dies or becomes Disabled while employed.

(i)  No Repricing. The terms of any outstanding Award may not be amended, and action may not otherwise be taken, in a manner to achieve a Repricing; provided, however, that nothing herein shall prevent the Committee from taking any action provided for in Section 14 below

(j)  Modification, Extension, Cancellation and Regrant. Within the limitations of the Plan and after taking into account any possible adverse tax or accounting consequences, the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option or cause a violation of Code Section 409A.

(k)  Term of Option. No Option shall have a term in excess of ten (10) years measured from the date that the Option is granted.

(l)  Special Rules For Incentive Stock Options (“ISOs”). In addition to the provisions of this Section 6, the terms specified below shall be applicable to all Incentive Stock Options granted under the Plan. Except as modified by the provisions of this paragraph (k), all of the provisions of the Plan shall be applicable to Incentive Stock Options. Options that are specifically designated as Nonstatutory Options are not subject to the terms of this paragraph (k).

(1)  Eligibility. Incentive Options may only be granted to Employees.

(2)  Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Stock Options.

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(3)  Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Stock Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonstatutory Options.

(4)  Special Rules for Incentive Stock Options Granted to 10% Stockholder.

a.  Exercise Price. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, the Exercise Price of the Incentive Stock Option must be at least 110% of the Fair Market Value of the Company’s Common Stock.

b.  Term of Option. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date the Incentive Stock Option is granted.

c.  Definition of 10% Stockholder. For purposes of the Plan, an Employee is deemed to be a “10% Stockholder” if he owns more than 10% of the Company or any Subsidiary.

(5)  Special Rules for Exercise of Incentive Stock Options Following Termination of Employment.

a.  Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, Options granted to an Optionee who dies or becomes Disabled while employed must be exercised by the Optionee or his executor or beneficiary no later than (i) 12 months following the date of death or Disability, or (ii) the expiration date of the Incentive Stock Option, if earlier.

b.  Termination For Reason Other Than Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, an Optionee must exercise any vested and outstanding Incentive Stock Options no later than: (i) three (3) months following the date the Optionee terminates employment for any reason other than death or Disability; or (ii) the expiration date of the Incentive Stock Option if earlier.

(6)  Miscellaneous. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. To the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonstatutory Stock Option for all purposes of this Plan.

(m)  Shareholder Rights. Until the Shares covered by an Option are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

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SECTION 7  Restricted Stock.

(a)  Grant of Restricted Stock. The Committee may cause the Company to issue shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

(b)  Establishment of Performance Criteria and Restrictions. Restricted Stock Awards will be subject to time vesting under paragraph (f) of this Section 7. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Corporate or individual performance criteria include, but are not limited to, designated levels or changes in total shareholder return, net income, total asset return, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Restricted Stock Agreement.

(c)  Share Certificates and Transfer Restrictions. Restricted Stock awarded to a Participant may be held under the Participant’s name in a book entry account maintained by or on behalf of the Company. Upon vesting of the Restricted Stock, the Company will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with the Plan.

(d)  Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, until such shares are vested. All distributions, if any, received by the Participant with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

(e)  Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

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(f)  Time Vesting. Except as otherwise provided in a Participant’s Award Agreement, the Restricted Stock granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

In the event a Participant terminates employment prior to 100% vesting, any Shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. However, a Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death or Disability. A Participant shall also be 100% vested in his Restricted Stock on the date of a Change of Control. If a Participant’s Service is terminated for Cause as determined in the sole discretion of the Committee, his or her Restricted Stock Award (whether vested or unvested) shall be forfeited immediately. The Committee may approve Restricted Stock grants that provide alternate vesting schedules. Fractional shares shall be rounded down.

(g)  Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, the Board, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock.

SECTION 8  Restricted Stock Units

(a)  Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. After the Committee determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)  Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Committee in its discretion. Unless a different vesting schedule is set forth in the Award Agreement, the following time vesting schedule will apply:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

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(c)  Earning of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Committee and as set forth in the Award Agreement on the Date of Grant. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout as long as such reduction or waiver does not violate Code Section 409A.

(d)  Dividend Equivalents. The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)  Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both. Timing and payment of Restricted Stock Units will be subject to and structured to comply with the rules of Code Section 409A and the treasury regulations thereunder.

(f)  Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

SECTION 9  Stock Appreciation Rights.

(a)  Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee but shall be a price that is equal to or greater than the Fair Market Value of such shares. Other than as adjusted pursuant to Section 12, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

(b)  Exercise and Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Fair Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment. Shares issuable in connection with a SAR are subject to the transfer restrictions under the Plan.

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SECTION 10  Performance Units and Performance Shares.

(a)  Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees, Consultants or Outside Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)  Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of the grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.”

(c)  Performance Objectives and Other Terms. The Committee will set Performance Goals or other vesting provisions (including, without limitation, continued status as an Employee, Consultant or Outside Director) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to an Employee, Consultant or Outside Director. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(d)  Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

(i)  Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) net income; (vi) pre-tax income or after-tax income; (vii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (viii) raising of financing or fundraising; (ix) project financing; (x) revenue backlog; (xi) power purchase agreement backlog; (xii) gross margin; (xiii) operating margin or profit margin; (xiv) capital expenditures, cost targets, reductions and savings and expense management; (xv) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xvi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xvii) performance warranty and/or guarantee claims; (xviii) stock price or total stockholder return; (xix) earnings or book value per share (basic or diluted); (xx) economic value created; (xxi) pre-tax profit or after-tax profit; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxiii) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxiv) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing milestones, project budget; (xxvii) key regulatory objectives; and (xxviii) enterprise resource planning.

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(ii)  Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more Subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per branch basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(e)  Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Unit/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, and subject to restrictions under Applicable Laws such as Code Section 409A, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

(f)  Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within 90 calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in combination thereof. Prior to the beginning of each Performance Period, Participants may, if so permitted by the Company, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

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(g)  Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, the Shares subject thereto shall again be available for grant under the Plan.

(h)  Non-transferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

SECTION 11  Tax Withholding.

(a)  Tax Withholding for Options. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares of Common Stock issuable under such Optionee's Option, and the Company may defer payment or issuance of the shares of Common Stock upon such Optionee's exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Company.

(b)  Tax Withholding for Restricted Stock and Other Awards. When a Participant incurs tax liability in connection with the vesting, lapse of a restriction or distribution of Restricted Stock or other Award, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the Committee shall establish procedures to satisfy the withholding tax obligation. The Participant also has the option to make payment in cash in United States dollars pursuant to procedures established by the Company. The amount of any such withholding shall be determined by the Company.

SECTION 12  Adjustment of Shares and Representations.

(a)  General. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable pursuant to the Plan, (ii) the number and/or class of securities and the Exercise Price per share in effect for each outstanding Option in order to prevent the dilution or enlargement of benefits, (iii) the number of shares of Restricted Stock granted; or (iv) the number of Performance Shares awarded, if applicable. As a condition to the exercise of an Award, the Company may require the person exercising such Option to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

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The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)  Mergers and Consolidations. In the event that the Company is a party to a Change of Control, outstanding Awards that are not yet vested shall be subject to the agreement of merger or consolidation or asset sale. Such agreement, without the Participant’s consent, may provide for:

(i)  The continuation of such outstanding Awards by the Company (if the Company is the surviving Company);

(ii)  The assumption of the Plan and such outstanding Awards by the surviving Company;

(iii)  The substitution by the surviving Company of options with substantially the same terms for such outstanding Awards;

(iv)  Such other action as the Board determines.

Each Option that is assumed or otherwise continued in effect in connection with a Change of Control shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in connection with the consummation of such Change of Control, had the Option been exercised immediately prior to such Change of Control.

(c)  Reservation of Rights. Except as provided in this Section 12, a Participant shall have no Shareholder rights by reason of (i) any subdivision or consolidation of shares of stock of any class, or (ii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13  Miscellaneous.

(a)  Regulatory Approvals. The implementation of the Plan, the granting of any Options, Restricted Stock or Performance Unit/Performance Share Awards under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, lapse of restrictions on Restricted Stock, or payout of Performance Share Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities, if any, including applicable securities laws having jurisdiction over the Plan, the Options or Restricted Stock granted, and the shares of Common Stock issued pursuant to it.

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(b)  Strict Construction. No rule of strict construction shall be implied against the Committee, the Company or Subsidiary or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

(c)  Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware and construed in accordance therewith.

(d)  Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

(e)  Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(f)  Conditions Upon Issuance of Shares.

(i)  Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(ii)  Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(g)  Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

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(h) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SECTION 14  No Employment or Service Retention Rights.

Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 15  Duration and Amendments.

(a)  Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Awards that have already occurred for which shareholder approval is a prerequisite for the granting of such Awards, shall be rescinded, and no such additional grants or awards shall be made thereafter under the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan or (ii) the date determined by the Board pursuant to its authority pursuant to paragraph (b) below..

(b)  Right to Amend or Terminate the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. No Shares of Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any shares of Restricted Stock or Performance Shares previously issued or any Option previously granted under the Plan.

SECTION 16  Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

NUTEX HEALTH, INC.

By:
Title:
Date:

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